Exhibit 5(iv)

                               THE MONITOR FUNDS
                         INVESTMENT ADVISORY AGREEMENT

                  Monitor Intermediate Government Income Fund

     This Agreement is made as of the 21st day of November, 1997, by and between The Monitor Funds, a business trust organized under the laws of the Commonwealth of Massachusetts (herein called the "Trust") and The Huntington National Bank, a national bank (herein called the "Adviser").

     WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended; and

     WHEREAS, the Trust has retained the Adviser to render investment advisory and other management services for its Money Market Fund, Ohio Municipal Money Market Fund, and Ohio Tax Free Fund portfolios pursuant to a separate Investment Advisory Agreement dated September 15, 1988; and for its U.S. Treasury Money Market Fund, Growth Fund, Income Equity Fund, Fixed Income Securities Fund and Short/Intermediate Fixed Income Securities Fund portfolios pursuant to a separate Investment Advisory Agreement dated April 25, 1989; and for its Mortgage Securities Fund pursuant to a separate Investment Advisory Agreement dated April 24, 1992; and for its Michigan Tax Free Fund pursuant to a separate Investment Advisory Agreement dated September 5, 1997; and

     WHEREAS, the Trust desires to retain the Adviser to render investment advisory and other management services for The Monitor Intermediate Government Income Fund (the "Fund") on the terms and conditions set forth;

     NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

     1. Employment of the Adviser. The Trust, being duly authorized, hereby appoints the Adviser to act as investment adviser to the Trust for the Fund for the period and on the terms set forth in this Agreement. The Adviser accepts such employment and agrees to render the services herein set forth for the compensation herein provided.

     2. Management. Subject to the supervision and direction of the Board of Trustees of the Trust (the "Trustees"), the Adviser will provide a continuous program for the Fund, including, but not limited to, investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. The Adviser will determine, from time to time, what securities and other instruments will be purchased, retained or sold by the Trust for the Fund. The Adviser will provide the services rendered by it in accordance with the Fund's investment objectives and policies as stated in the Prospectus which is a part of the Trust's effective Registration Statement as amended from time to time. The Adviser agrees that it:

     (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission (herein called the "Rules") and with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 and the Investment Advisers Act of 1940, all as amended, and will conduct its activities under this Agreement in accordance with all applicable Rules and Regulations of the Comptroller of the Currency pertaining to the investment advisory activities of national banks;

     (b) will place orders pursuant to its investment determinations for the Fund, either directly with the issuer of the instrument to be purchased or with any broker or dealer selected by it. In placing orders with brokers and dealers, the Adviser will use its best reasonable efforts to obtain the best net price and execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. However, this responsibility shall not be deemed to obligate the Adviser to solicit competitive bids for each transaction. Consistent with this obligation, the Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (as those terms were defined in Section 28(e) of the Securities Exchange Act of 1934) statistical quotations, specifically, the quotations necessary to determine the Fund's net asset value, and other information provided to the Fund or to the Adviser or its affiliates to or for the benefit of the Fund and/or other accounts over which the Adviser or any of its affiliates exercises investment discretion. Subject to the review of the Trustees from time to time with respect to the extent and continuation of the policy, the Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting the transaction if the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it or its affiliates exercise investment discretion; and

     (c) will maintain books and records with respect to the securities transactions of the Fund and will render to the Trustees such periodic and special reports as the Trustees may reasonably request.

     3. Services Not Exclusive. The investment management services rendered by the Adviser under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others as its services under this Agreement are not impaired thereby. The Adviser shall provide fair and equitable treatment to the Fund in the selection of portfolio instruments and the allocation of investment opportunities; the Adviser is not required to give the Fund preferential treatment.

     4. Books and Records. In compliance with the requirements of Rule 31a-3 promulgated under the Investment Company Act of 1940, as amended, the Adviser hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods proscribed by Rule 31a-2 the records required to be maintained by Rule 31a-1 and to comply in full with the requirements of Rule 204(2) under the Investment Advisers Act of 1940, pertaining to the maintenance of books and records.

     5. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions and taxes, if any) or other investment instruments purchased for the Funds. In addition, if the expenses borne by the Fund (including fees paid pursuant to this Agreement and the Administration Agreement but excluding interest, taxes, brokerage and, if permitted by the relevant state securities commissions, extraordinary expenses) in any fiscal year of the Fund exceed the applicable expense limitations imposed by the securities regulations of any state in which the shares of the Fund are registered or qualified for sale to the public, the Investment Adviser shall reimburse the Fund monthly for a portion of any such excess in an amount equal to the proportion that the fees otherwise payable to the Adviser bear to the total amount of investment advisory and administration fees other payable to the Adviser during such fiscal year pursuant to paragraph 6 herein.

     6. Compensation. For the services provided and the expenses assumed, pursuant to this Agreement, the Trust will pay the Adviser, and the Adviser will accept as full compensation, a fee, computed daily and payable monthly at the annual rate of [0.50 of one percent] of the average daily net assets ("net assets") of the Fund.


     7.   Limitation of Liability of the Adviser; Indemnification.

     (a) The Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful malfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     (b)  Subject to the limitations contained in Section 7(c) below:

          (i) the Trust shall indemnify and hold harmless the Adviser, its directors, officers, employees and each person who controls the Adviser (hereinafter referred to as "Covered Persons") to the fullest extent permitted by law, against any and all claims, demands and liabilities (and all reasonable expenses in connection therewith) to which the Adviser or any of its directors, officers, employees or controlling persons may become subject by virtue of the Adviser being or having been the Adviser of the Trust;

          (ii) the words "claims", "actions", "suits", or "proceedings" shall apply to all claims, actions, suit or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liabilities" and "expenses" shall include, without limitation, attorneys' fees and expenses, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     (c)  No indemnification shall be provided hereunder to a Covered Person:

          (i) who shall have been adjudicated by a court or body before which the proceedings was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its office or (B) not to have acted in good faith in the reasonable relief that its action was in the best interest of the Trust; or

          (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

               (A)  by the court of other body approving the settlement; or

               (B) by at least a majority of those Trustees who are neither Interested persons of the Trust (as defined in the Investment Company Act of 1940, as amended) nor are parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

               (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

     (d) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the personal representatives, successors and assigns of each such person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel and any other persons, other than a Covered Person, may be entitled by contract or otherwise by law.

     (e) Expenses in connection with the investigation, preparation and presentation of a defense to any claim, suit or proceeding of the character described in subsection (b) of this Section 7 shall be paid by the Trust or by the Fund, from time to time, prior to final disposition thereof, upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or the Fund if it is ultimately determined that he is not entitled to indemnification under this Section 7; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust shall be insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry), that there is reason to believe that such Covered Person will be entitled to indemnification under this Section 7.

     8. Duration and Termination. This Agreement shall be effective as of the date on which the Fund is declared effective and, unless sooner terminated as provided herein, shall continue until

November 21, 1999. Thereafter, if not terminated, this Agreement shall continue in effect as to the Fund for successive periods of 12 months each, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees or, with respect to the Fund, by the vote of a majority of the outstanding voting securities of the Fund; provided, however, that this Agreement may be terminated by the Trust as to the Funds at any time, without the payment of any penalty, by the Trustees, or, with respect to the Fund, by vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Adviser, or by the Adviser as to the Fund at any time, without payment of any penalty, on 90 days' written notice to the Trust. This Agreement will immediately terminate in the event of its assignment by either party hereto or by operation of law. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested person" and "assignment" shall have the same meanings as such terms have in the Investment Company Act of 1940, as amended.)

     9. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective with respect to the Fund until approved by vote of a majority of the Fund's outstanding voting securities.

     10. (A) Representations and Warranties. The Adviser hereby represents and warrants as follows:

     (1) The Adviser is exempt from registration under the Investment Adviser's Act of 1940, as amended;

     (2) The Adviser has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement;

     (3) This Agreement is the legal, valid and binding obligation of the Adviser, and is enforceable in accordance with its terms; and

     (4) The performance of the Adviser of its obligations under this Agreement does not conflict with any law or regulation to which it is subject.

     (B) Covenants. The Adviser covenants and agrees that, so long as this Agreement shall remain in effect, (1) The Adviser shall remain exempt from registration or shall becom registered under the Investment Advisers Act of 1940; and (2) the performance by the Adviser of its obligations under this Agreement shall not conflict with any law to which it is then subject.

     (C) The Trust hereby covenants and agrees that, so long as this Agreement shall remain in effect, it shall furnish the Adviser from time to time with copies of the following documents, if and when effective, pertaining to the Trust or the Fund and all amendments and supplements thereto: Declaration of Trust, By-laws, Registration Statement (including prospectus and Statement of

Additional Information), Custodial Agreement, Transfer Agency Agreement, Administration Agreement, Distribution Agreement, Rule 12b-1 Service Plan, Proxy Statement and any other documents filed with the Securities and Exchange Commission, State securities law administrators or other governmental agencies, and any other documents the Adviser may reasonably request.

     11. Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Adviser at 41 South High Street, Columbus, Ohio 43287, or
(2) to the Trust c/o SEI Fund Resources, One Freedom Valley Road, Oaks, Pennsylvania 19456.

     12. Waiver. With full knowledge of the circumstances and the effect of its action, the Adviser hereby waives any and all rights which it may acquire in the future against the property of any shareholder of the Trust, other than shares of the Trust at their net asset value; which arise out of any action or inaction of the Trust under this Agreement.

     13. Captions. The captions in this Agreement are included for convenience or reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     14. Severability. If any provision of this Agreement shall be held or made invalid or unenforceable by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

     15.  Binding Effect.   This Agreement shall be binding upon and shall inure
to the benefit of the parties and their respective successors.

     16. Governing Law. This Agreement is executed in the state of Ohio, and shall be governed by the laws of such state, without reference to conflict of laws principles.

     IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed on the day and year first above written.


Attest:                                   THE MONITOR FUNDS


                                          By:
--------------------------------              --------------------------------



Attest:                                   THE HUNTINGTON NATIONAL BANK


                                          By:
--------------------------------              --------------------------------